PROMISSORY NOTE

$25, 000.00

Long Beach, California

October 12, 2004

1.

FOR VALUE RECEIVED, Probe Manufacturing Industries, Inc. (the "Borrower"), hereby promises to pay to the order of eFund Capital Partners, LLC (the "Holder"), at such location as the Holder may direct, the principal sum of Twenty Five Thousand and 0/100 Dollars ($25, 000.00) together with interest on the unpaid principal balance accruing as of the date hereof at a rate equal to the announced prime lending rate of U.S. Bank National Association as the same may change from time to time and be adjusted in the manner and at the times hereinafter provided for.

2.

The rate of interest due hereunder shall be twelve percent (12%) or such maximum rate as allowed under California and Federal lending laws.

3.

This Note shall be due and payable on January 8, 2005 together with all accrued interest.

4.

The Borrower promises to pay all costs of collection, including but not limited to, attorneys' fees, paid or incurred by the Holder on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

5.

This Note may be prepaid at any time, either in whole or in part, without premium or penalty.

6.

As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

a.

The Borrower shall fail to pay, when due, any amounts required to be paid by the Borrower under this Note;

b.

The Borrower shall file a petition in bankruptcy or for an arrangement pursuant to any present or future state or federal bankruptcy act or under a similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower as a debtor or a bankrupt under a present or future state or federal bankruptcy act or a similar federal or state law shall be filed in any court and such petition and answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of all or substantially all of the assets of the Borrower shall be appointed in any proceeding brought against the Borrower and shall not be discharged within sixty (60) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or

c.

Pinnacle Materials Development, LLC shall sell all or substantially all of its assets other than in the ordinary course of business or shall merge with another entity and not be the survivor thereof.

1.

Upon the occurrence of an Event of Default under Sections 7(a) or 7(b) above, the Holder shall give written notice to the Borrower of such Default, specifying the terms thereof, and the Borrower shall be accorded ten (10) days from the date of the receipt of such notice within which to cure such default.  Such written notice shall be delivered in writing to Borrower or sent by certified or registered mail to the following address:

EFund Capital Parnter, LLC

301 East Ocean Blvd., Ste. 640

Long Beach, California 90802

2.

Upon the occurrence of any Event of Default (and, if applicable, which is not cured by the Borrower), and at any time and from time to time thereafter: (i) the Holder shall have the right to set off any and all amounts due hereunder by the Borrower to the Holder against any indebtedness or obligation of the Holder to the Borrower; and (ii) the unpaid principal balance hereof plus accrued interest hereon plus all other amounts due hereunder shall, at the option of the Holder, be immediately due and payable without notice or demand.

3.

Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

4.

This Note shall be governed by and construed in accordance with the laws of the State of California.

5.

This Note is secured by that certain Pledge Agreement of even date herewith between the Borrower and the Holder.

BORROWER:

By:

Kambiz Mahdi, CEO